UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2015

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Wyoming	000-55364	36-4787690
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Suite 400, 41 University Drive
Newton, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 809-2018

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On October 9, 2015, Helius Medical Technologies, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with A&B (HK) Company Limited (“A&B”), a company existing under the laws of Hong Kong. Under the terms of the Asset Purchase Agreement, the Company has agreed to sell, and A&B has agreed to purchase, certain assets and license rights of the Company (the “Purchased Assets”) relating to the use and manufacture of the Company’s Portable NeuroStimulation Devices (“PoNS Devices”) in China, Taiwan, Singapore, Hong Kong and the Macau Special Administrative Region (collectively, the “Territory”). Pursuant to the terms of the Asset Purchase Agreement, A&B will be entitled to manufacture PoNS Devices and Components for (i) distribution within the Territory or (ii) to provide to the Company pursuant to purchase orders issued by the Company. In exchange, A&B has agreed to pay to the Company (1) a per unit handling fee equal to a percentage of the amount paid for PoNS Devices and Components purchased by A&B from the Company, and (2) a one-time milestone payment during any calendar year that Net Sales of PoNS Devices in the Territory reaches or exceeds a specified dollar amount.

The preceding summary is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K.

Convertible Promissory Note

In connection with the Asset Purchase Agreement, A&B has provided a $7.0 million funding commitment to the Company in the form of a Convertible Promissory Note (the “Note”). The funding commitment consists of (i) an initial $2.0 million, which shall accrue interest at a rate equal to 6.0% per annum, payable in cash on the due date, which is six months from the date of the Note, and (ii) an additional $5.0 million funding commitment upon which the Company may draw down at any time or from time to time during the six month period beginning on the issuance date of the Note.

The outstanding balance of the Note shall be convertible, in whole or in part, at any time at the option of the holder, into shares of the Company’s common stock (“Common Stock”) at a conversion price of $0.96 per share. In connection with any conversion of the Note, A&B will receive a warrant to purchase a number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock issued upon conversion of the Note at an exercise price of $1.44 per share for a period of three years from the date of issuance of the warrant. The Company and A&B intend to convert the initial $2 million funding commitment into shares of Common Stock and warrants. Accordingly, the Company intends to issue to A&B 2,083,333 shares of Common Stock and a warrant to purchase 1,041,667 shares of Common Stock at $1.44 per share.

Pursuant to the terms of the Note, the Company has agreed to register the shares of Common Stock issued under the terms of the Note upon the request of A&B.

Additionally, for a period of six months, the Company may draw down up to an additional $5.0 million from A&B in exchange for shares of Common Stock and a warrant to purchase a number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock issued. The price of the shares of Common Stock will be based on the volume weight average closing price of the shares of Common Stock (the “VWAP”) on the date the Company elects to draw from the $5 million funding commitment, and the corresponding warrant will be exercisable at the price representing a fifty percent (50%) premium to the price of the shares of Common Stock issued as follows. If the VWAP is above $0.96 and below $2.00 for a period of 30 consecutive trading days, the Company can draw down all or part of the $5 million funding commitment by issuing shares of Common Stock at a price of $0.96 per share and a warrant with an exercise price of $1.44 per share. If the VWAP is above $2.00 for any period of 15 consecutive trading days, the Company can elect to draw down from the $5 million funding commitment by issuing shares of Common Stock at a price of $1.50 per share and a warrant with an exercise price of $2.25 per share. If the VWAP is below $0.96 for any period of 30 consecutive trading days, the Company can elect to draw down from the $5 million funding commitment by issuing shares of Common Stock at a price equal to the VWAP for such period of 30 consecutive trading days and a warrant with an exercise price per share of 150% of the VWAP. All warrants will expire three years after the date of issuance. Based on the closing price of the Company’s shares of Common Stock on October 8, 2015 of $0.72 per share, if the Company elected to draw down the entire $5.0 million funding commitment, the Company would issue 6,944,444 shares of Common Stock and a warrant to purchase 3,472,222 shares of Common Stock with an exercise price of $1.08 per share.

To the extent the Company draws down part or all of the remaining $5 million from A&B, the Company undertakes to provide A&B with a seat on the Company’s board of directors. The Company intends to draw down all or a portion of this funding commitment, and to provide A&B with a seat on its board of directors.

The Note contains certain customary events of default, including, but not limited to, default in payment of principal or interest, breaches of covenants, representations or warranties, filing of bankruptcy and the entering of certain monetary judgments against the Company. Upon the occurrence of any such Event of Default, A&B may declare all outstanding obligations payable by the Company immediately due and payable.

The preceding summary is qualified in its entirety by reference to the Note, which is filed as Exhibit 10.1 to this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The closing of the Asset Purchase Agreement occurred on October 9, 2015. The summary of the terms of the Asset Purchase Agreement set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

At the time of the Asset Purchase Agreement, neither the Company nor any of the Company’s officers, directors, or affiliates had any material relationship with A&B.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above under the heading “Convertible Promissory Note” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above under the heading “Convertible Promissory Note” is incorporated by reference into this Item 3.02. The Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) thereunder for the issuance of the Convertible Promissory Note and the underlying shares of Common Stock and warrants.

Item 8.01 Other Events.

On October 13, 2015, the Company issued a press release to announce the agreements discussed above. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

2.1*	Asset Purchase Agreement between the Company and A&B (HK) Company Limited, dated as ofOctober 9, 2015

10.1	Convertible Promissory Note between the Company and A&B (HK) Company Limited, dated as of October 9, 2015

99.1	Press Release, dated October 13, 2015

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Date: October 16, 2015

	By:	/s/ Amanda Tseng
	Name:	Amanda Tseng
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1*	Asset Purchase Agreement between the Company and A&B (HK) Company Limited, dated as ofOctober 9, 2015

10.1	Convertible Promissory Note between the Company and A&B (HK) Company Limited, dated as of October 9, 2015

99.1	Press Release, dated October 13, 2015

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.